Exhibit 99.(d)(1)(A)(xiii)

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

TWELFTH AMENDMENT TO MANAGEMENT AGREEMENT

The attached amended and restated Schedule B is hereby incorporated into the Management Agreement dated December 29, 2023, as amended (“Agreement”), by and between the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule B hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (“Manager”), and supersedes any prior Schedule B to the Agreement.

Dated as of: June 26, 2026

AMERICAN BEACON FUNDS		AMERICAN BEACON ADVISORS, INC.
AMERICAN BEACON SELECT FUNDS

By:	/s/ Gregory J. Stumm	By:	/s/ Paul B. Cavazos
	Gregory J. Stumm		Paul B. Cavazos
	President		Senior Vice President

AMERICAN BEACON FUNDS

AMERICAN BEACON SELECT FUNDS

Management Agreement

SCHEDULE B

Fund	Effective Date	Fee Schedule	Grandfathered Fund
American Beacon AHL Managed Futures Strategy Fund	12/29/2023	Alternative Investments	Yes
American Beacon AHL TargetRisk Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon ARK Transformational Innovation Fund	01/09/2024	Traditional – Single Manager	n/a
American Beacon Balanced Fund	12/29/2023	Traditional – Multiple Manager	Yes
American Beacon Developing World Income Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon DoubleLine Floating Rate Fund	12/29/2023	Traditional – Single Manager[1]	n/a
American Beacon DoubleLine Select Income Fund	02/23/2026	Traditional – Single Manager[2]	n/a
American Beacon Garcia Hamilton Quality Bond Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon IMC International Small Cap Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon International Equity Fund	12/29/2023	Traditional – Multiple Manager	Yes
American Beacon Large Cap Value Fund	03/14/2024	Traditional – Multiple Manager	Yes
American Beacon Man Large Cap Growth Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Man Large Cap Value Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Ninety One Emerging Markets Equity Fund	10/21/2024	Traditional – Single Manager	n/a
American Beacon Ninety One Global Franchise Fund	10/21/2024	Traditional – Single Manager	n/a
American Beacon NIS Core Plus Bond Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon SiM High Yield Opportunities Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Small Cap Value Fund	03/14/2024	Traditional – Multiple Manager	Yes
American Beacon SSI Alternative Income Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Stephens Mid-Cap Growth Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon Stephens Small Cap Growth Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon The London Company Income Equity Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon TwentyFour Strategic Income Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon TwentyFour Short Term Bond Fund	12/29/2023	Traditional – Single Manager	n/a
American Beacon U.S. Government Money Market Select Fund	12/29/2023	0.10%	n/a

[1]	Effective February 23, 2026, For such time as DoubleLine Capital LP (“DoubleLine”) serves as the sub-advisor to the American Beacon DoubleLine Floating Rate Fund, the fee rate is as follows with respect to the assets managed by DoubleLine: 0.10% of the first $170,000,000, and 0.15% thereafter, in lieu of the Traditional – Single Manager Fee Schedule.
[2]	For such time as DoubleLine Capital LP (“DoubleLine”) serves as the sub-advisor to the American Beacon DoubleLine Select Income Fund, the fee rate is as follows with respect to the assets managed by DoubleLine: 0.10% on the first $416,446,010 and 0.15% thereafter, in lieu of the Traditional – Single Manager Fee Schedule.